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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2007

POWER EFFICIENCY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-31805 (Commission File Number)	22-3337365 (IRS Employer Identification No.)

3960 Howard Hughes Pkwy, Suite 460 Las Vegas, NV (Address of principal executive offices)		89169 (Zip Code)
Registrant’s telephone number, including area code: (702) 697-0377
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events
     Power Efficiency Corporation (“Power” or the “Registrant”) today announced that its CFO, BJ Lackland, has been invited to present at Friedland Investment Events’ Alternative Energy and Clean Technology Conference in New York City. The conference will be held on Wednesday, September 19th in New York City and the audience is expected to include select members of the financial community, consisting of fund managers, investment advisors, private equity investors, investment bankers, analysts and brokers. The press release issued by Power in connection with its participation in the conference is attached hereto as Exhibit 99.1
Investor Presentation
     The presentation attached hereto as Exhibit 99.2 is in the form of slide show presentation the Registrant expects to use at the conference.
Forward-looking Statements
     This current report and presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about the Registrant. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of management of the Registrant, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Registrant does not assume any obligation to update the information contained herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued September 18, 2007

99.2	Investor Presentation
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION
Date: September 19, 2007	By:	/s/ Steven Strasser
Steven Strasser
Chief Executive Officer